UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
☐	Definitive Information Statement

CAPSTONE HOLDING CORP.

(Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

CAPSTONE HOLDING CORP.
18400 76th Avenue
Tinley Park, IL 60477
(708) 371-0660

NOTICE OF ACTION BY WRITTEN CONSENT OF THE HOLDERS OF THE MAJORITY
VOTING POWER OF THE COMPANY’S VOTING STOCK TO APPROVE A DECREASE IN AUTHORIZED SHARES AND RELATED PARTY EXCHANGES

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

Capstone Holding Corp., a Delaware corporation (the “Company”) is providing this notice that the Company enacted the following corporate actions by Written Consent in lieu of a meeting of shareholders.

1. On August 7, 2026, the board of directors of the Company (the “Board”) adopted resolutions approving the one or more amendments to the Company’s Certificate of Incorporation, as amended, to decrease the number of authorized shares of common stock to not fewer than 5,000,000 and not more than 15,000,000 shares, and to decrease the number of authorized shares of preferred stock to not fewer than the aggregate number of shares of preferred stock then issued and outstanding plus all shares of preferred stock then designated and unissued, and not more than 5,500,000 shares, in each case with the exact number to be fixed by the Board at the time of filing, at such time as the Board may determine, including in connection with any reverse stock split (the “Authorized Share Decrease Proposal”) and directing that they be submitted to the Company’s stockholders for approval by written consent in lieu of a special meeting.

2. On August 7, 2026, following the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board adopted resolutions approving the exchange of the Company’s Series Z 8% Non-Convertible Preferred Stock (including any shares issued in kind as dividends) and accrued management fees owed to Brookstone Partners IAC, Inc. for shares of common stock, at a price per share equal to 103% of the Nasdaq Official Closing Price on the trading day immediately preceding consummation, in one or more exchanges at any time within twelve months of the Shareholder Consent, covering the issuance of up to 15,750,000 shares of common stock in the aggregate, with each recipient executing an 18-month lock-up agreement, approved for purposes of Nasdaq Listing Rule 5635 and applicable law (the “Exchange Proposal”).

On August 7, 2026, the Company received a written consent in lieu of a special meeting from stockholders holding a majority of the voting power of the Company’s outstanding voting stock (the “Consenting Shareholders”) approving the Authorized Share Decrease Proposal and the Exchange Proposal (together, the “Proposals”).

You are urged to read this Information Statement in its entirety for a description of the actions taken by the Consenting Shareholders of the Company. The actions will become effective on a date that is not earlier than twenty (20) calendar days after this Information Statement is first mailed to the Company’s shareholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders who did not execute the written consent of the Proposals, in accordance with the requirements of the Securities and Exchange Commission’s rules and regulations and the Delaware General Corporation Law. This Information Statement will be mailed on or about September [ ], 2026 to all of our shareholders of record as of the close of business on the Record Date.

By Order of the Board of Directors,

Matthew E. Lipman
Chief Executive Officer
Dated: September [ ], 2026

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

September [ ], 2026

CAPSTONE HOLDING CORP.
18400 76th Avenue
Tinley Park, IL 60477
(708) 371-0660

This Information Statement is distributed by Capstone Holding Corp. (the “Company,” “we,” “our” and “us”) to inform our shareholders of actions taken without a meeting by the written consent of stockholders holding 12,988,645 votes, or approximately 56.4% of the voting power of the Company’s outstanding voting stock as of the Record Date (the “Consenting Shareholders”), approving the Proposals described in this Information Statement.

The Board of Directors fixed the close of business on August 7, 2026 as the record date (the “Record Date”) for determining the stockholders entitled to consent in writing to the Proposals.

As of the Record Date, there were 20,564,965 shares of common stock outstanding and entitled to vote. The holders of our common stock are entitled to one vote for each share held.

As of the Record Date, there were 985,063 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) outstanding and entitled to vote. Each holder of Series B Preferred Stock is entitled to one vote for each share held.

As of the Record Date, there were 1,467,532 shares of the Company’s Series Z 8% Non-Convertible Preferred Stock (the “Series Z Preferred Stock”) outstanding and entitled to vote. Each holder of Series Z Preferred Stock is entitled to one vote for each share held.

On August 7, 2026, the board of directors of the Company (the “Board”) adopted resolutions (the “Board Approval”) approving the Proposals and directing that they be submitted to the Company’s stockholders for approval by written consent in lieu of a special meeting (the “Shareholder Consent”).

The PROPOSALS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE PROPOSALS, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) and is being furnished by the Board to the holders of record as of the Record Date of our outstanding common stock, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228 of Delaware General Corporation Law (the “DGCL”).

The cost of preparing, printing and mailing this Information Statement will be paid by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

This Information Statement informs shareholders that on August 7, 2026, the Consenting Shareholders, holding 12,988,645 votes, or approximately 56.4% of the voting power of the Company’s outstanding voting stock as of the Record Date, executed the Shareholder Consent approving the Proposals.

Accordingly, the Shareholder Consent executed by the Consenting Shareholders pursuant to the DGCL and the Company’s charter documents is sufficient to approve the Proposals and no further shareholder action is required to approve the Proposals. No payment was made to any person or entity in consideration of execution of the Proposals.

Accordingly, all necessary corporate approvals to effectuate the Proposals have been obtained. We are not seeking approval from our remaining shareholders. This Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required by the Exchange Act and the DGCL, of the approval of the Proposals. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Proposals will not be effective until at least 20 days after the date this Information Statement is mailed to each of our shareholders.

The Proposals approved by the Consenting Shareholders by written consent is not a corporate action for which shareholders of a Delaware corporation are entitled to dissenters’ rights under the DGCL.

Our shareholders as of the Record Date are being furnished copies of this Information Statement. This Information Statement will be mailed or furnished to our shareholders on or about September [ ], 2026.

QUESTIONS AND ANSWERS ABOUT
THIS INFORMATION STATEMENT AND THE TRANSACTIONS

Q.	Why did I receive this Information Statement?

A.	The Exchange Act and the DGCL require us to provide you with information regarding the Proposals, even though your vote is neither required nor requested to approve the Proposals.

Q.	Why am I not being asked to vote on the Proposals?

A.

The Board unanimously adopted, approved and recommended the approval of the Proposals and determined that the Proposals are advisable and in the best interests of the Company and our shareholders. The Proposals have also been approved by the written consent of the Consenting Shareholders. Such approval is sufficient under the DGCL and no further approval by our shareholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.	What do I need to do now?

A.	Nothing. This Information Statement is provided to you solely for your information and does not require or request you to do anything.

THE AUTHORIZED SHARE DECREASE PROPOSAL

The Authorized Share Decrease amends the Company’s Certificate of Incorporation, as amended, to decrease the number of authorized shares of common stock to not fewer than 5,000,000 and not more than 15,000,000 shares, and the number of authorized shares of preferred stock to not fewer than the shares then issued and outstanding plus all shares then designated and unissued, and not more than 5,500,000 shares, with the exact numbers fixed by the Board at the time of filing, at any time within twelve months of the Shareholder Consent. The Board may abandon the Authorized Share Decrease under Section 242(c) of the DGCL at any time before filing without further stockholder action. Holders of 10,536,050 shares of common stock, or approximately 51.2% of the outstanding common stock, voting separately as a class, and holders of all 2,452,595 outstanding shares of preferred stock, voting separately as a class, executed the Shareholder Consent in accordance with Section 242(b)(2) of the DGCL. The Board determined that the flexibility to reduce the number of authorized shares is advisable, including to align the authorized share count with the outstanding share count following any reverse stock split and to reduce the Company’s Delaware franchise tax.

To effect the Authorized Share Decrease in accordance with Section 242 of the DGCL, the Consenting Shareholders approved the Authorized Share Decrease Proposal by the Shareholder Consent.

Shareholder Approval

The approval of the Authorized Share Decrease Proposal required the affirmative consent of the holders of a majority of the outstanding shares of each class of the Company voting stock which is comprised of: common stock, Series B Preferred Stock, and Series Z Preferred Stock.

As of the Record Date, the Company had 20,564,965 shares of common stock, 985,063 shares of Series B Preferred Stock and 1,467,532 shares of Series Z Preferred Stock outstanding and entitled to vote, representing 23,017,560 votes in the aggregate. The Consenting Shareholders held 12,988,645 votes, or approximately 56.4% of the voting power, and executed the Shareholder Consent on August 7, 2026.

This Information Statement is first being mailed on or about September [ ], 2026 to the Company’s shareholders of record as of the Record Date.

Dissenter’s Rights of Appraisal

Shareholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Authorized Share Decrease Proposal.

THE EXCHANGE PROPOSAL

As previously disclosed, BP Peptides, LLC holds 642,364 shares of the Corporation’s Series Z 8% Non-Convertible Preferred Stock (the “Series Z Preferred Stock”), having an aggregate stated value of $847,920.48, and Brookstone Partners Acquisition XXI Corporation holds 825,168 shares of Series Z Preferred Stock, having an aggregate stated value of $1,089,221.76.

The Corporation owes Brookstone Partners IAC, Inc. accrued and unpaid management fees in the aggregate amount of $1,004,186.43 as of June 30, 2026, recorded on the Corporation’s balance sheet as $549,999.61 of current management fees payable and $454,186.82 of long-term accrued management fees, and excluding all wage and board fee accruals (the “Management Fees”).

The Board desires to have the authority, but not the obligation, to settle the Series Z Preferred Stock (including any shares issued in kind as dividends) and the Management Fees in whole or in part and from time to time, in exchange for up to 15,750,000 shares of the Corporation’s common stock issued at a price per share equal to 103% of the Nasdaq Official Closing Price of the common stock on the trading day immediately preceding the date of consummation of the applicable exchange – a premium to the market price, in one or more exchanges at any time within twelve months of the Shareholder Consent (the “Related Party Exchanges”). Each Holder and Brookstone Partners IAC, Inc. will execute an 18-month lock-up agreement in respect of the shares received. The Nominating and Corporate Governance Committee of the Board, comprised of independent and disinterested directors, reviewed and approved the Related Party Exchanges.

Nasdaq Rules

Our common stock is listed on Nasdaq, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(d). The potential issuance of shares of common stock issuable pursuant to the Related Party Exchanges could result in the issuance of a number of shares exceeding the threshold and pricing for which shareholder approval is required under Nasdaq Rule 5635(d).

To ensure compliance with Nasdaq Rule 5635(d), the Consenting Shareholders approved the Exchange Proposal.

No exchange has been consummated as of the date of this Information Statement, and no exchange will be consummated before the twentieth calendar day after this Information Statement is first mailed to shareholders.

Effect of the Issuances on Existing Shareholders

The issuance of securities in connection with the Related Party Exchanges will have a dilutive effect on the Company’s existing shareholders. Such issuances will reduce each existing shareholder’s proportionate ownership in the Company’s common stock and reduce the voting power of the existing shareholders. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

In addition, following the expiration of the eighteen (18) month lock-up period, there will be a greater number of shares of the Company’s common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of the Company’s common stock.

Shareholder Approval

The approval of the Exchange Proposal, including for purposes of Nasdaq Listing Rule 5635(d), required the affirmative approval of a majority of the outstanding shares of each class of the Company voting stock which is comprised of: common stock, Series B Preferred Stock, and Series Z Preferred Stock.

As of the Record Date, the Company had 20,564,965 shares of common stock, 985,063 shares of Series B Preferred Stock and 1,467,532 shares of Series Z Preferred Stock outstanding and entitled to vote, representing 23,017,560 votes in the aggregate. The Consenting Shareholders held 12,988,645 votes, or approximately 56.4% of the voting power, and executed the Shareholder Consent on August 7, 2026.

This Information Statement is first being mailed on or about September [ ], 2026 to the Company’s shareholders of record as of the Record Date.

Dissenter’s Rights of Appraisal

Shareholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Exchange Proposal.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

The Exchange Proposal involves transactions with entities affiliated with certain of the Company’s directors and/or executive officers. Accordingly, certain of the Company’s directors and officers have an interest in the Proposals that differs from that of the Company’s other shareholders.

Brookstone Partners IAC, Inc. Brookstone Partners IAC, Inc., a party to the conversion of the Management Fees, is the investment manager of BP Peptides, LLC which is controlled by Matthew Lipman, the Company’s Chief Executive Officer, and Michael Toporek, the Chairman of the Company. Accordingly, Mr. Lipman and Mr. Toporek have an interest in the conversion of the Management Fees that differs from that of other shareholders of the Company.

BP Peptides, LLC and Brookstone Partners Acquisition XXI Corporation. The Series Z Holders — BP Peptides, LLC and Brookstone Partners Acquisition XXI Corporation — are also affiliates of the Brookstone Partners group. Brookstone Partners Acquisition XXI Corporation owns 81% of BP Peptides, LLC. Mr. Lipman owns approximately 4% of Brookstone Partners Acquisition XXI Corporation. Mr. Toporek owns approximately 30% of Brookstone Partners Acquisition XXI Corporation. Accordingly, Mr. Lipman and Mr. Toporek have an interest in the Series Z Conversion that differs from that of other shareholders of the Company.

Nectarine Management LLC. Nectarine Management LLC, the sole holder of all outstanding shares of Series B Preferred Stock that executed the written consent in lieu of a meeting of the holders of Series B Preferred Stock (the “Series B Consent”), is an entity controlled by Michael Toporek, a director of the Company and the Chief Executive Officer of Nectarine Management LLC. Mr. Toporek’s interest as the controlling person of the Series B Preferred Stockholder does not differ materially from the interest of other shareholders with respect to the substance of the Proposals, as Nectarine Management LLC is not a party to either transaction; however, Nectarine Management LLC’s execution of the Series B Consent was necessary to effectuate the Proposals.

The Board considered the foregoing interests and, after due deliberation, determined that the Proposals are fair to, and in the best interests of, the Company and its shareholders, including shareholders who are not affiliated with any of the foregoing parties.

Each of those entities may receive shares of common stock in the Related Party Exchanges. Certain directors and officers of the Company, and entities affiliated with Mr. Lipman and Mr. Toporek, executed the Shareholder Consent.

Except as described above, no director or officer of the Company has any substantial interest, direct or indirect, in the Proposal, other than in their capacity as holders of the Company’s capital stock, in which capacity their interest is the same as that of all other holders.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 16, 2026 (as amended);

•

Our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 20, 2026 and amended on August 12, 2026, and our Quarterly Report on Form 10-Q for the period ended June 30, 2026, filed with the SEC on August 12, 2026;

•

Our Current Reports on Form 8-K filed with the SEC on January 9, 2026, January 27, 2026, February 17, 2026, April 16, 2026, June 12, 2026, June 22, 2026, July 6, 2026, July 9, 2026, August 3, 2026 and August 12, 2026.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is www.capstoneholdingcorp.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

DELIVERY OF DOCUMENTS AND HOUSEHOLDING

The Commission has adopted rules that permit companies and intermediaries such as brokers, to satisfy the delivery requirements for Information Statements with respect to two or more shareholders sharing the same address by delivering a single Information Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders, is environmentally friendly, and represents cost savings for companies.

For this Information Statement, the Company’s transfer agent or brokers may be householding this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request householding by the Company, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request directly to:

CAPSTONE HOLDING CORP.,
Attn: Chief Executive Officer
18400 76th Avenue
Tinley Park, IL 60477
Telephone: (708) 371-0660

OTHER MATTERS

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the Proposal. Your consent to the approval of the Proposal is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s shareholders information required by the rules and regulations of the Exchange Act and the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,
PLEASE CONTACT:

CAPSTONE HOLDING CORP.,
Attn: Corporate Secretary,
18400 76th Avenue
Tinley Park, IL 60477
(708) 371-0660

By Order of the Board of Directors,

Matthew E. Lipman
Chief Executive Officer